Exhibit 10(a)
                        AMENDMENT NO. 3
                            TO THE
          LIZ CLAIBORNE PROFIT-SHARING RETIREMENT PLAN


(As Amended and Restated Effective January 1, 1987)

The Liz Claiborne Profit-Sharing Retirement Plan (as amended and restated effective January 1, 1987), is hereby further amended pursuant to Section 12.1 in the following respects:


1.Section 1.8 is amended, effective January 1, 1994, by adding, "(one hundred fifty thousand dollars ($150,000) on or after January 1, 1994)" after "($200,000)" in the second sentence thereof.


2.Section 7.4 is amended, effective July 1, 1994, by restating the first sentence thereof in its entirety to read as follows:


7.4Small Benefits. Notwithstanding the preceding provisions of this Article VII, in the event that a Member's employment shall terminate for any reason other than death, and if the vested balance of his Account as of the Valuation Date coincident with or next following the date on which his employment terminates does not exceed (and did not exceed as of the date of any prior distribution to him under the Plan) $3,500 (including, if applicable, a value equal to zero), then such vested balance shall be distributed to him in cash (if the balance is greater than zero) if his employment terminated prior to July 1, 1994, as soon as practicable after such Valuation Date, unless such Member elects to receive such distribution as of any later Valuation Date within the same Plan Year as the year in which his employment terminates, and if his employment terminates on or after July 1, 1994, as soon as practicable after the end of the Plan Year in which his employment terminates, unless such Member elects to receive such distribution as of any earlier Valuation Date coincident with or following the date his employment terminates.


3.Section 12.1 is clarified, effective January 1, 1987, by adding, "by resolution of its board of directors" immediately after "in whole or in part" thereof.


4.Section 12.2 is clarified, effective January 1, 1987, by adding, "by resolution of its board of directors" immediately after "in whole or in part" in the first sentence thereof.


5.Section 12.4 is clarified, effective January 1, 1987, by adding, ", by written action," between "may" and "amend" in the second sentence thereof.


IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, the 13th day of October, 1994.


LIZ CLAIBORNE, INC.



By:  /s/ Jerome A. Chazen
ATTEST:



/s/ Roberta S. Karp